                                                                    Exhibit 1.B.


                                 ARTICLES OF MERGER
                                         OF
               COLUMBIA U.S. GOVERNMENT GUARANTEED SECURITIES FUND,
                                       INC.,
                               a Maryland corporation
                                   WITH AND INTO
                             GOVERNMENT MERGING CORP.,
                               an Oregon corporation


          Pursuant to Section 3-109 and 3-110 of the Maryland General Corporation Law and ORS 60.481-.501 of the Oregon Business Corporation Act, Columbia U.S. Government Guaranteed Securities Fund, Inc., a Maryland corporation (the "Maryland Corporation"), and Government Merging Corp., an Oregon corporation (the "Oregon Corporation"), agree to merge and hereby adopt the following Articles of Merger:

     1.   The plan of merger is as follows:

          (a)    PARTIES.   The parties to the merger are the Oregon
Corporation, which shall be the surviving corporation, and the Maryland Corporation, which shall be the merged corporation.

          (b)    TERMS AND CONDITIONS OF MERGER.   On the later of the date of
the filing of Articles of Merger with the Maryland State Department of Assessments and Taxation and the Oregon Secretary of State (the "Effective Date"), the Maryland Corporation shall be merged with and into the Oregon Corporation pursuant to an Agreement and Plan of Reincorporation and Merger (the "Reincorporation Agreement") attached hereto as Exhibit A and, in the manner and with the effect provided by the Maryland General Corporation Law and the Oregon Business Corporation Act, the separate existence of the Maryland Corporation shall cease and thereupon the Maryland Corporation and the Oregon Corporation shall be a single corporation subject to the Articles of Incorporation and Bylaws of the Oregon Corporation.

          (c)    CONVERSION OF SHARES.   In the merger, each outstanding share
of Common Stock, $.01 par value, of the Maryland Corporation shall be converted into one share of Common Stock, $.01 par value, of the Oregon Corporation.

     2. The number of shares of each class of capital stock of the Maryland Corporation and the Oregon Corporation outstanding, each of which was entitled to be voted on this merger, and the number of shares of each class of capital stock of the Maryland Corporation and the Oregon Corporation that were voted for an against the merger are as follows:

          (a)    Maryland Corporation.
                 ---------------------

                   No. of Shares        No. of Shares      No. of Shares
Class of Shares     Outstanding           Voted For        Voted Against
---------------    -------------        -------------      -------------
Common Stock         796,339.083         658,173.919           250.489

          (b)    Oregon Corporation.
                 -------------------
                    No. of Shares      No. of Shares        No. of Shares
Class of Shares     Outstanding          Voted For          Voted Against
---------------    -------------        -------------      -------------
Common Stock             100                 100                 -0-

     3. The Oregon Corporation was incorporated under the general corporation law of the State of Oregon on February 3, 1988. It is not registered or qualified to do business in the State of Maryland. It does not have an office or any interest in land in Maryland. The Maryland Corporation was organized under the laws of the State of Maryland by Articles of Incorporation filed in the office of the State Department of Assessments and Taxation on October 16, 1986. It does not have an office in Maryland other than that of its registered agent. The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

     4. The terms and conditions of the Reincorporation Agreement were advised, authorized and approved by each party in the manner and by the vote required by its Articles of Incorporation and the laws of the place where it was organized.

          The Reincorporation Agreement was unanimously approved by the Board of Directors of the Maryland Corporation at a meeting held on January 19,1988. The Board of Directors by resolution directed that the Reincorporation Agreement be submitted to the shareholders. The Reincorporation Agreement was approved by the shareholders of the Maryland Corporation on March 17, 1988.

          The Reincorporation Agreement was unanimously approved by the Board of Directors of the Oregon Corporation on March 17, 1988. The Board by resolution directed that the Reincorporation Agreement be submitted to the shareholder.
The Reincorporation Agreement was approved by the shareholder of the Oregon Corporation on March 17, 1988.

     5. At the Effective Date, the articles of incorporation of the Oregon Corporation then in effect shall be amended in the following respect, and as amended shall be the articles of incorporation of the Oregon corporation until further amended or repealed in the manner provided by law:

          Article I shall be amended to read in its entirety as follows:

                                     "ARTICLE I

          The name of the corporation is Columbia U.S. Government Guaranteed Securities Fund, Inc.."

          Dated:    April 27, 1988


                                        COLUMBIA U.S. GOVERNMENT GUARANTEED
                                        SECURITIES FUND, INC., a Maryland
                                        corporation

                                        By:  J. JERRY INSKEEP, JR.
                                             -----------------------------------
                                             J. Jerry Inskeep, Jr., President

Attest:   ALBERT D. CORRADO
          -----------------
          (Secretary)

          I, J. Jerry Inskeep, Jr., hereby state, under penalties for perjury, that I am President of Columbia U.S. Government Guaranteed Securities Fund, Inc., a Maryland corporation, that I acknowledge the foregoing Articles of Merger to be the act of said corporation, and that to the best of my knowledge, information and belief the matters and facts set forth in the Articles are true in all material respects.

Attest:   ALBERT D. CORRADO                  J. JERRY INSKEEP, JR.
          -----------------                  -----------------------------------
          (Secretary)                        J. Jerry Inskeep, Jr., President

                                        GOVERNMENT MERGING CORP.,
                                        an Oregon corporation

                                        By:  J. JERRY INSKEEP, JR.
                                             -----------------------------------
                                             J. Jerry Inskeep, Jr., President

Attest:   ALBERT D. CORRADO
          -----------------
          (Secretary)

          I, J. Jerry Inskeep, Jr., hereby state, under penalties for perjury, that I am President of Columbia U.S. Government Guaranteed Securities Fund, Inc., a Maryland corporation, that I acknowledge the foregoing Articles of Merger to be the act of said corporation, and that to the best of my knowledge, information and belief the matters and facts set forth in the Articles are true in all material respects.

Attest:   ALBERT D. CORRADO                  J. JERRY INSKEEP, JR.
          -----------------                  -----------------------------------
          (Secretary)                        J. Jerry Inskeep, Jr., President

                                                                       EXHIBIT A



                  AGREEMENT AND PLAN OF REINCORPORATION AND MERGER

          This AGREEMENT AND PLAN OF REINCORPORATION AND MERGER (Reincorporation Agreement) is made as of February 10, 1988, by and between Columbia U.S. Government Guaranteed Securities Fund, Inc. (the Fund), a Maryland corporation, and Government Merging Corp. (Merging Corp.), an Oregon corporation (collectively, Constituent Corporations).

                                      RECITALS

     1. The authorized capital stock of the Fund consists of 1,000,000,000 shares of Common Stock, $.01 par value, of which 796,339.083 are issued and outstanding;

     2. The authorized capital stock of Merging Corp. consists of 100 shares of Common Stock, all of which are issued and outstanding and owned by the Fund;

     3. The directors of each corporation deem it advisable and to the advantage of the Constituent Corporations that the Fund merge with and into Merging Corp. upon the terms and conditions herein provided;

          THEREFORE, the parties adopt the plan of merger encompassed by this Reincorporation Agreement and agree that the Fund shall merge with and into Merging Corp. on the following terms and conditions:

     1.   REINCORPORATION; EFFECTIVE TIME, AND SURVIVING CORPORATION.

          1.1    REINCORPORATION.   As soon as practicable following the
fulfillment (or waiver, to the extent permitted) of conditions specified in this Reincorporation Agreement, the Fund shall be merged with and into Merging Corp. (Reincorporation), and Merging Corp. shall survive the Reincorporation.

          1.2    EFFECTIVE TIME.   The Reincorporation shall be effective as of
the later of the date and time when (i) Articles of Merger are duly filed with the Maryland State Department of Assessments and Taxation as provided by the General Corporation Law of the State of Maryland and (ii) Articles of Merger are duly filed with the Secretary of State of the State of Oregon as provided in the Oregon Business Corporation Act (Effective Time).

          1.3    SURVIVING CORPORATION.   At the Effective Time, Merging Corp.,
as the surviving corporation (Surviving Corporation) shall continue its corporate existence under the laws of the State of Oregon, and the separate corporate existence of the Fund shall be terminated and shall cease.

     2.   TREATMENT OF SECURITIES.

          2.1    COMMON STOCK OF THE FUND AND MERGING CORP.   On the Effective
Time, by virtue of the Reincorporation and without any further action on the part of the Constituent Corporations or their shareholders, (i) each share of Common Stock of the Fund issued and outstanding immediately prior to the Effective Time shall be changed and converted into one fully paid and nonassessable share of the Common Stock of Merging Corp.; and (ii) each share of Common Stock of Merging Corp. issued and outstanding immediately prior to the Effective Time shall be cancelled.

          2.2    STOCK CERTIFICATIONS.   On and after the Effective Time, any
outstanding certificate that, prior to that time, represented shares of the Common Stock of the Fund shall be deemed for all purposes to evidence ownership of and to represent an equal number of shares of the same class and series of Common Stock of Merging Corp. and shall be so registered on the books and records of Merging Corp. or its transfer agent. The registered owner of any outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversation or otherwise accounted for to Merging Corp. or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Merging Corp. evidenced by such outstanding certificate as above provided. After the Effective Time, whenever certificates which formerly represented shares of the Fund are presented for exchange or registration of transfer, the Surviving Corporation will cause to be issued in respect thereof certificates representing the shares of Merging Corp. into which the shares of the Fund were converted.

     3.   CHARTER DOCUMENTS, DIRECTORS, OFFICERS, ADVISORY CONTRACT AND
          AUDITORS.

          3.1    ARTICLES OF INCORPORATION.   At the Effective Time, the
articles of incorporation of Merging Corp. then in effect shall be amended in the following respect, and as amended shall be the articles of incorporation of the Surviving Corporation until further amended or repealed in the manner provided by law:

          Article I shall be amended to read in its entirety as follows:

                                     "ARTICLE I

          The name of the Corporation is Columbia U.S. Government Guaranteed Securities Fund, Inc."

          3.2    BYLAWS.   The Bylaws of Merging Corp. in effect at the
Effective Time shall continue in effect as the Bylaws of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

          3.3    DIRECTORS.   The directors of the Fund immediately preceding
the Effective Time shall be the directors of the Surviving Corporation on and after the Effective Time and shall serve until the expiration of their terms and until their successors are elected and qualified.

          3.4    OFFICERS.   The officers of the Fund immediately preceding the
Effective Time shall be the officers of the Surviving Corporation on and after the Effective Time and shall serve at the pleasure of its Board of Directors.

          3.5    INVESTMENT ADVISORY CONTRACT.   The investment advisory
contract of Merging Corp. in effect at the Effective Time, which shall be in all material respect identical to the investment advisory contract of the Fund, shall be the investment advisory contract of the Surviving Corporation.

          3.6    AUDITORS.   The auditors of the Merging Corp. at the Effective
Time, who shall be the auditors approved by shareholders at the annual meeting of the Fund, shall be the auditors of the Surviving Corporation.

     4.   TRANSFER OF ASSETS AND LIABILITIES.

          At the Effective Time, the property, rights, privileges and franchises of each of the Constituent Corporations, including any legacies which they could have been capable of taking, shall transfer to, vest in and devolve on the Surviving Corporation without further act or deed, and without reversion or impairment; and the Surviving Corporation shall be liable for all debts and obligations of each of the Constituent Corporations; and any existing claim, action or proceeding pending by or against any Constituent Corporation may be prosecuted to judgement as if the Reincorporation had not taken place, or, on motion of the Surviving Corporation or any party to the claim, action or proceeding, the Surviving Corporation may be substituted as a party, and the judgement against the Constituent Corporation constitutes a lien on the property of the Surviving Corporation; and the Reincorporation shall not impair the rights of creditors or any liens on the property of each of the Constituent Corporations except as such rights or liens may be modified with the consent of such creditors.

     5.   MISCELLANEOUS

          5.1    FURTHER ASSURANCES.   From time to time, and when required by
the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of the Fund such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Fund and otherwise to carry out the purposes of this Reincorporation Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Fund or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          5.2    AMENDMENT.   This Reincorporation Agreement may be amended by
the Boards of Directors of the Constituent Corporations at any time prior to the filing of this Reincorporation Agreement with the Maryland State Department of Assessments and Taxation or the Oregon Secretary of State, provided that an amendment made subsequent to the adoption of the Reincorporation Agreement by the shareholders of either Constituent Corporations, unless approved by such shareholders, shall not (i) alter or change the amount or kind of shares to be received in exchange for the outstanding Common Stock of the Fund (ii) alter or change any term relating to the amendment to the articles of incorporation of the Surviving Corporation to be effected by the Reincorporation pursuant to
Section 3.1, or (iii) alter or change any of the terms and conditions of the Reincorporation Agreement if such alternation or change would adversely affect the holders of the outstanding Common Stock of the Fund.

          5.3    CONDITIONS TO REINCORPORATION.   The obligation of the
Constituent Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived to the extent permitted by law in the sole discretion of the Boards of Directors of the Constituent Corporations); (i) the Reincorporation shall have been approved by the shareholders of the Fund in accordance with the General Corporation Law of the State of Maryland; (ii) the Fund, as sole shareholder of Merging Corp., shall have approved the Reincorporation in accordance with the Oregon Business Corporation Act; and (iii) any and all consents, permits, authorizations, approvals and orders deemed, in the sole discretion of the Board of Directors of the Fund, to be material to consummation of the Reincorporation shall have been obtained.

          5.4    ABANDONMENT OR DEFERRAL.   At any time before the Effective
Time, this Reincorporation Agreement may be terminated and the Reincorporation may be abandoned by the Board of Directors of either or both of the Constituent Corporations, notwithstanding the approval of this Reincorporation Agreement by the shareholders of either of the Constituent Corporations, or the consummation of the Reincorporation may be deferred for a reasonable period of time, if the opinion of the Board of Directors of the Constituent Corporations, such action would be in the best interest of such corporations. In the event of termination of this Reincorporation Agreement, this Reincorporation Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its Board of Directors or shareholders with respect thereto, except that the Fund shall pay all expenses incurred in connection with the Reincorporation or in respect of this Reincorporation Agreement or relating thereto.

          5.5    COUNTERPARTS.   In order to facilitate the filing and
recording of this Reincorporation Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

          IN WITNESS WHEREOF, this Reincorporation Agreement, having first been duly approved by the Board of Directors of the Fund and Merging Corp., is hereby executed on behalf of each Constituent Corporation.

COLUMBIA U.S. GOVERNMENT                GOVERNMENT MERGING CORP.
     GUARANTEED SECURITIES              An Oregon corporation
     FUND, INC., a
     Maryland corporation


By:  JAMES F. RIPPEY                    By:  J. JERRY INSKEEP, JR.
     ------------------------------          -----------------------------------
     James F. Rippey                         J. Jerry Inskeep, Jr.
     Senior Vice President                   President


ATTEST:                                 ATTEST:


By:  ALBERT D. CORRADO                  By:  ALBERT D. CORRADO
     ------------------------------          -----------------------------------
     Albert D. Corrado                       Albert D. Corrado
     Corporate Secretary                     Corporate Secretary